Exhibit 3.25

State of Delaware Secretary of State Division of Corporations Delivered 06:41 PM 05/26/2006 FILED 06:41 PM 05/26/2006 SRV 060513669 - 3019890 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

DJ ORTHOPEDICS, LLC

        It is hereby certified that:

        1.     The name of the limited liability company is dj Orthopedics, LLC.

        2.     The Certificate of Formation of the limited liability company is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

"ARTICLE I—NAME

        The name of the Company is DJO, LLC (the "Company")."

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation of dj Orthopedics, LLC as of the 25th day of May, 2006.

Donald M. Roberts Senior Vice President, General Counsel and Secretary of Sole Member

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/09/1999 991281842 - 3019890

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION

OF

DJ ORTHOPEDICS, LLC

        DJ Orthopedics, LLC (hereinafter called the "Company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

        1.     The current name of the Company is DJ Orthopedics, LLC, as set forth in the Certificate of Amendment to Certificate of Formation of DJ Orthopedic, LLC, dated May 21, 1999.

        2.     The Certificate of Formation of the Company filed on March 22, 1999 is hereby amended by deleting Article FIRST in its entirety and replacing it with the following:

        FIRST:    The name of the limited liability company is dj Orthopedics, LLC.

        IN WITNESS WHEREOF, the undersigned has executed this certificate this 9th day of July, 1999.

Name: Cyril Talbot III
Title: Vice President, Chief Financial Officer and Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/21/1999 991203978 - 3019890

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION

OF

DJ ORTHOPEDIC, LLC

        DJ Orthopedic, LLC (hereinafter called the "Company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

        1.     The current name of the Company is DJ Orthopedic, LLC.

        2.     The Certificate of Formation of the Company filed on March 22, 1999 is hereby amended by deleting Article FIRST in its entirety and replacing it with the following:

        FIRST:    The name of the limited liability company is DJ ORTHOPEDICS, LLC.

        IN WITNESS WHEREOF, the undersigned has executed this certificate this 21st day of May, 1999.

Name: Todd H. Greene
Title: Authorized Representative

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/22/1999 991110982 - 3019890

CERTIFICATE OF FORMATION

OF

DJ ORTHOPEDIC, LLC

        The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

        FIRST:    The name of the limited liability company is DJ ORTHOPEDIC, LLC.

        SECOND:    The address of the registered office of the limited liability company in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent for service of process located at such registered office is National Registered Agents, Inc.

        IN WITNESS WHEREOF, the undersigned has executed this certificate this 22nd day of March, 1999.

Name: Todd H. Greene
Title: Authorized Representative